www.PAREXEL.com

     CONTACTS: James Winschel, Senior Vice-President and Chief Financial Officer
Jill Baker, Vice President of Investor Relations (781) 434-4118

PAREXEL ISSUES CORRECTION TO FORWARD-LOOKING GAAP EPS
GUIDANCE; PRO FORMA EPS GUIDANCE UNCHANGED

Boston, MA, May 5, 2004 – PAREXEL International Corporation (Nasdaq: PRXL) today issued a press release to correct a computational error in its forward-looking GAAP diluted earnings per share guidance for Fiscal 2004 and Calendar 2004. The Company reported today that it expects diluted earnings per share on a GAAP basis to be in the range of $0.49 to $0.53 for Fiscal 2004 and to be in the range of $0.60 — $0.68 for Calendar 2004. The Company’s earnings press release of April 22, 2004 incorrectly stated that GAAP diluted earnings per share were expected to be in the range of $0.71 to $0.75 for Fiscal 2004 and in the range of $0.81 to $0.89 for Calendar 2004.

There were no changes to the Company’s pro forma diluted earnings per share guidance of $.80 to $0.84 for Fiscal 2004 and $0.90 — $0.98 for Calendar 2004 or to any other numbers or financial charts contained in the release of April 22, 2004. As previously disclosed, the Company’s pro forma diluted earnings per share guidance excludes the $12.0 million ( $0.31 per diluted share for Fiscal 2004 and $0.30 per diluted share for Calendar 2004) of restructuring and one-time charges recorded in the third quarter of Fiscal 2004.

PAREXEL is one of the largest biopharmaceutical outsourcing organizations in the world, providing a broad range of knowledge-based contract research, medical marketing and consulting services to the worldwide pharmaceutical, biotechnology and medical device industries. With a commitment to providing solutions that expedite time-to-market and peak market penetration, PAREXEL has developed significant expertise in clinical trials management, data management, biostatistical analysis, medical marketing, clinical pharmacology, regulatory and medical consulting, industry training and publishing and other drug development consulting services. Its information technology subsidiary, Perceptive Informatics, Inc., develops and offers a portfolio of innovative technology-based products and services that facilitate clinical drug development and are designed to decrease time to peak sales. The technology portfolio includes web-based portal solutions and tracking tools, Interactive Voice Response Systems (IVRS), Clinical Trial Management Systems (CTMS), electronic diary and investigator database solutions. Perceptive also offers advanced medical diagnostics services to assess rapidly and objectively the safety and efficacy of new drugs, biologics, and medical devices in clinical trials. PAREXEL’s integrated services, therapeutic area depth and sophisticated information technology, along with its experience in global drug development and product launch services, represent key competitive strengths. Headquartered near Boston, MA, PAREXEL operates in 52 locations throughout 36 countries around the world, and has 5,015 employees.

This release contains “forward-looking” statements regarding future results and events, including, the guidance provided by the Company with respect to the full Fiscal Year 2004 and Calendar 2004. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “intends”, “appears”, “estimates”, “projects” and similar expressions are intended to identify forward-looking statements. These statements involve a number of risks and uncertainties. The Company’s actual future results may differ significantly from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from recent restructurings; the loss, modification, or delay of contracts; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth, and attract and retain employees; the Company’s ability to complete additional acquisitions and to integrate newly acquired businesses or enter into new lines of business; government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry; competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2003 as filed with the SEC on February 10, 2004, which “Risk Factors” discussion is incorporated by reference in this press release. The forward-looking statements included in this press release represent the Company’s estimates as of the date of this release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

PAREXEL is a registered trademark of PAREXEL International Corporation, and Perceptive Informatics is a trademark of Perceptive Informatics, Inc.